Capital City Bank Group, Inc.

Reports Fourth Quarter and Full Year 2017 Results

TALLAHASSEE, Fla. (January 23, 2018) – Capital City Bank Group, Inc. (Nasdaq: CCBG) today reported net income of $3,000, or $0.00 per diluted share for the fourth quarter of 2017 which included a $4.0 million, or $0.24 per diluted share, income tax expense related to the tax reform act commonly known as Tax Cuts and Jobs Act (the “Tax Act”) enacted on December 22, 2017, compared to net income of $4.6 million, or $0.27 per diluted share for the third quarter of 2017, and $3.3 million, or $0.20 per diluted share, for the fourth quarter of 2016.

Net income for the fourth quarter, excluding the impact of the Tax Act (“core earnings”) a non-GAAP financial measure, totaled $4.0 million, or $0.24 per diluted share.

For the full year 2017, net income was 10.9 million, or $0.64 per diluted share, compared to net income of $11.7 million, or $0.69 per diluted share in 2016.  Core earnings for 2017 totaled $14.9 million, or $0.88 per diluted share.

Core earnings is presented in this press release to enable investors to better compare period-to-period results due to the effect of the Tax Act on 2017 fourth quarter and full year results of operations.  Reconciliations of this and other non-GAAP financial measures in this press release are included in the financial tables at the end of this press release.

Full Year 2017 HIGHLIGHTS

•   Core earnings per diluted share of $0.88, 28% increase over 2016

•   Significant improvement in operating leverage driven by margin expansion and expense reduction

-       Net interest income up $5.0 million, or 6.4%

-       Average loan growth of $76 million, or 5.0%

-       Noninterest expense down $3.8 million, or 3.3%

•   NPAs and classified assets down 42% and 33%, respectively

Fourth Quarter 2017 HIGHLIGHTS

•   Core earnings per diluted share of $0.24, down $0.03 sequentially due to other real estate owned gains in the third quarter of 2017

•   Continued growth in net interest income, up $0.2 million, or 1.1 % sequentially

•   NPAs and classified assets, down sequentially by 12% and 18%, respectively

“This year produced marked improvement in our overall performance as core earnings increased 28 percent,” said William G. Smith, Jr., Chairman, President and CEO. “These results were driven by loan growth, a rising rate environment, improving credit costs and a disciplined approach to managing expenses. Our net interest margin has increased 12 basis points year over year, aided by an asset-sensitive balance sheet and strong core deposit base.  Since 2010, we have reduced annual expenses by $24 million and this was our seventh consecutive year of expense reduction.  We are proud of these accomplishments and remain focused on strategies that will produce long-term value for our shareowners.”

Compared to the third quarter of 2017, the decrease in core earnings was primarily attributable to a higher loan loss provision of $0.3 million, a $0.2 million increase in noninterest expense, lower noninterest income of $0.1 million, and higher income taxes of $0.2 million, partially offset by higher net interest income of $0.2 million.

Compared to the fourth quarter of 2016, the increase in core earnings reflected higher net interest income of $1.4 million, a $0.7 million decrease in noninterest expense, and a $0.1 million increase in noninterest income, partially offset by higher income taxes of $1.1 million and a $0.4 million increase in the loan loss provision.

For the full year 2017, the increase in core earnings compared to 2016 was attributable to higher net interest income of $5.0 million and a $3.8 million reduction in noninterest expense, partially offset by lower noninterest income of $1.9 million, a $2.3 million increase in income taxes, and a $1.4 million increase in the loan loss provision.

Our return on average assets (“ROA”) was 0.00% and our return on average equity (“ROE”) was 0.00% for the fourth quarter of 2017.  Our core earnings ROA was 0.57% and our core earnings ROE was 5.56% for the fourth quarter of 2017.  These metrics were 0.65% and 6.33% for the third quarter of 2017, respectively, and 0.48% and 4.70% for the fourth quarter of 2016, respectively.  For the full year 2017, our ROA was 0.39% and our ROE was 3.83%.  Our core earnings ROA was 0.53% and our core earnings ROE was 5.26% for the full year 2017, compared to 0.43% and 4.22%, respectively, for the same period in 2016.

Discussion of Operating Results

Tax equivalent net interest income for the fourth quarter of 2017 was $21.8 million compared to $21.6 million for the third quarter of 2017 and $20.3 million for the fourth quarter of 2016.  During the fourth quarter of 2017, overnight funds increased as a result of the growth in noninterest bearing deposits, and to a lesser degree, seasonal growth in our public funds deposits. A portion of these overnight funds were used to fund growth in the loan and investment portfolios. The increase in tax equivalent net interest income compared to the fourth quarter of 2016 reflected growth in the loan portfolio and higher rates earned on overnight funds, investment securities, and variable rate loans, partially offset by a higher cost on our negotiated rate deposits.  For the full year 2017, tax equivalent net interest income totaled $84.2 million compared to $79.0 million for the prior year.  The year over year increase was driven by growth in the loan and investment portfolios, coupled with higher short-term rates, partially offset by a higher rate paid on negotiated rate deposits and one less calendar day as 2016 was a leap year.

The overnight funds rate has increased five times since December 2015 to a target rate of 1.50% at the end of 2017, which positively affected our net interest income due to favorable repricing of our variable and adjustable rate earning assets. Although these increases have also resulted in higher rates paid on our negotiated rate products, we continue to prudently manage our overall cost of funds, which was 18 and 16 basis points for the fourth quarter and full year 2017, respectively. Despite highly competitive fixed-rate loan pricing across most markets, we continue to review our loan pricing and make adjustments where appropriate.

Our net interest margin for the fourth quarter of 2017 was 3.45%, a decrease of three basis points compared to the third quarter of 2017 and an increase of 11 basis points from the fourth quarter of 2016.  For the full year 2017, the net interest margin increased 12 basis points to 3.37% compared to 2016. The decrease in the margin compared to the third quarter of 2017 was due to seasonal growth in our overnight funds, resulting in a slightly less favorable asset mix.  The increase in the margin compared to the fourth quarter of 2016 and the prior full year was primarily attributable to loan growth, and higher yields on overnight funds and the investment portfolio, partially offset by higher rates on our negotiated rate deposits.

The provision for loan losses for the fourth quarter of 2017 was $0.8 million compared to $0.5 million for the third quarter of 2017 and $0.5 million for the fourth quarter of 2016.  The higher provision for the fourth quarter of 2017 reflected higher impaired reserves held for two problem loans.  For the full year 2017, the loan loss provision totaled $2.2 million compared to $0.8 million for 2016 with the increase primarily attributable to a higher level of net charge-offs and growth in the loan portfolio.  Net loan charge-offs for the fourth quarter of 2017 totaled $0.9 million compared to net loan charge-offs of $0.4 million for the third quarter of 2017 and net loan charge-offs of $0.8 million for the fourth quarter of 2016.  For the full year 2017, net loan charge-offs totaled $2.3 million (consisting of gross charge-offs of $4.8 million, less recoveries of $2.5 million), or 0.14% of average loans compared to $1.3 million (consisting of gross charge-offs of $4.7 million, less recoveries of $3.4 million), or 0.09% for 2016.  At December 31, 2017, the allowance for loan losses of $13.3 million was 0.80% of outstanding loans (net of overdrafts) and provided coverage of 186% of nonperforming loans compared to 0.82% and 203%, respectively, at September 30, 2017 and 0.86% and 157%, respectively, at December 31, 2016.

Noninterest income for the fourth quarter of 2017 totaled $12.9 million, a decrease of $0.1 million, or 0.8%, from the third quarter of 2017 and an increase of $0.1 million, or 0.9%, over the fourth quarter of 2016.  The decrease from the third quarter of 2017 was attributable to lower deposit fees and the increase over the fourth quarter of 2016 reflected higher wealth management fees of $0.4 million, partially offset by lower other income of $0.2 million and deposit fees of $0.1 million.  For the full year 2017, noninterest income totaled $51.7 million, a $1.9 million, or 3.6%, decrease from 2016, attributable to lower other income of $2.7 million and deposit fees of $1.0 million, partially offset by higher wealth management fees of $1.2 million and mortgage banking fees of $0.6 million.  The decrease in other income was attributable to a $2.5 million gain from the partial retirement of our trust preferred securities in the second quarter of 2016.  Lower fees related to data processing services provided to third parties also contributed to the decrease and reflected the discontinuance of this line of business over the past two years with our last client discontinuing service in the fourth quarter of 2017.  The reduction in deposit fees reflected lower utilization of our overdraft service product.  Growth in assets under management as well as improved sales efforts have resulted in strong growth in wealth management fees.  Strong home sales in our markets and a growing market share of residential loan production have driven the improvement in mortgage banking fees.

Noninterest expense for the fourth quarter of 2017 totaled $26.9 million, an increase of $0.2 million, or 0.7%, over the third quarter of 2017, and a $0.7 million, or 2.4%, decrease from the fourth quarter of 2016.  The increase over the third quarter of 2017 reflected higher other real estate owned (“OREO”) expense of $0.5 million and other expense of $0.4 million, partially offset by lower compensation expense of $0.6 million and occupancy expense of $0.1 million.  The decrease from the fourth quarter of 2016 was attributable to lower compensation expense of $1.0 million and occupancy expense of $0.1 million, partially offset by higher other expense of $0.4 million.  For the full year 2017, noninterest expense totaled $109.4 million, a decrease of $3.8 million, or 3.3%, from 2016 attributable to lower OREO expense of $2.5 million, other expense of $0.7 million, occupancy expense of $0.5 million, and compensation expense of $0.1 million.  All OREO expense categories (gain/loss on sale, carrying costs, and valuation adjustments) declined as we continued efforts to liquidate our remaining properties.  Reduction in other cycle related expenses (legal expense and FDIC insurance expense) drove the decline in other expense.  The decrease in occupancy expense reflected our continuing efforts to optimize our banking office structure and operational processes.  The decrease in compensation expense reflected lower salary expense of $1.2 million partially offset by higher associate benefit expense of $1.1 million.  Continued headcount attrition drove the decline in salary expense and the increase in associate benefit expense reflected higher pension plan expense attributable to utilization of a lower discount rate for plan liabilities and to a lesser extent higher associate insurance expense and stock compensation expense.

We realized income tax expense of $6.7 million for the fourth quarter of 2017 which included a $4.0 million discrete tax expense related to the Tax Act.  Excluding the discrete tax expense, income tax totaled $2.7 million (39% effective rate) compared to $2.5 million (35% effective rate) for the third quarter of 2017 and $1.5 million (32% effective rate) for the fourth quarter of 2016.  For the full year 2017, income tax expense totaled $12.2 million, including the aforementioned $4.0 million discrete tax expense related to the Tax Act.  Excluding the discrete tax expense, income tax totaled $8.2 million (36% effective rate) compared to $5.9 million (33% effective rate) for 2016.  Income tax expense for the fourth quarter included a $0.3 million write-off of a deferred tax asset related to a cancelled stock award.  Income tax for the full year 2017 also included income tax benefits realized in the second quarter related to stock based compensation awards.  Absent future discrete events, we anticipate that our effective tax will approximate 24% due to a lower federal tax rate related to the Tax Act.

Discussion of Financial Condition

Average earning assets were $2.512 billion for the fourth quarter of 2017, an increase of $45.7 million, or 1.9%, over the third quarter of 2017, and an increase of $88.6 million, or 3.7%, over the fourth quarter of 2016.  The change in earning assets over both periods reflected a higher level of total deposits.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $174.6 million during the fourth quarter of 2017 compared to an average net overnight funds sold position of $140.7 million in the third quarter of 2017 and $145.5 million in the fourth quarter of 2016. The increase in net overnight funds compared to the prior periods reflected increases in noninterest bearing deposits, partially offset by increases in the loan portfolio and/or the investment portfolio.

Average loans increased $2.2 million, or 0.1% when compared to the third quarter of 2017, and have grown $67.5 million, or 4.3% when compared to the fourth quarter of 2016. The average increase compared to the third quarter of 2017 primarily reflected growth in construction and indirect consumer loans, partially offset by a reduction in the remaining loan types. Average growth over the fourth quarter of 2016 was experienced in all loan products, with the exception of commercial loans, home equity loans, and consumer direct loans. A portion of the increase compared to the fourth quarter 2016 was due to strategic loan purchases of approximately $26.8 million in adjustable residential real estate loans and $16.4 million in fixed and adjustable rate commercial real estate loans.

We continue to make minor modifications on some of our lending programs to try and mitigate the impact that consumer and business deleveraging has had on our portfolio.  These programs, coupled with economic improvements in our anchor markets and strategic loan purchases, have helped to increase overall loan growth.

Nonperforming assets (nonaccrual loans and OREO) totaled $11.1 million at December 31, 2017, a decrease of $1.4 million, or 12%, from September 30, 2017 and $8.1 million, or 42%, from December 31, 2016.  Nonaccrual loans totaled $7.2 million at December 31, 2017, a $0.6 million increase over September 30, 2017 and a $1.4 million decrease from December 31, 2016.  Nonaccrual loan additions totaled $5.6 million in the fourth quarter of 2017 and $14.1 million for the full year 2017, which compares to $3.9 million and $13.1 million, respectively, for the same periods of 2016.  The balance of OREO totaled $3.9 million at December 31, 2017, a decrease of $2.0 million and $6.7 million, respectively, from September 30, 2017 and December 31, 2016.  For the fourth quarter of 2017, we added properties totaling $0.4 million, sold properties totaling $2.2 million, and recorded valuation adjustments totaling $0.2 million.  For the full year 2017, we added properties totaling $2.4 million, sold properties totaling $7.5 million, recorded valuation adjustments totaling $1.3 million, and miscellaneous adjustments totaling $0.3 million.  Nonperforming assets represented 0.38% of total assets at December 31, 2017 compared to 0.45% at September 30, 2017 and 0.67% at December 31, 2016.

Average total deposits were $2.378 billion for the fourth quarter of 2017, an increase of $49.2 million, or 2.1%, over the third quarter of 2017, and an increase of $71.5 million, or 3.1% over the fourth quarter of 2016. The increase in deposits when compared to the prior periods reflected growth in all deposit products except money market accounts and certificates of deposit.  Average total deposits year-over-year reflected strong growth in noninterest bearing deposits and savings accounts.  Deposit levels remain strong, particularly given the increases in the fed funds rate. Average core deposits continue to experience growth. Competitive rates are monitored on an ongoing basis as a prudent pricing discipline remains the key to managing our mix of deposits.

Average borrowings decreased $2.5 million compared to the third quarter of 2017, and decreased $9.4 million compared to the fourth quarter 2016. Declines over both prior periods were primarily due to payoffs of FHLB advances.

Shareowners’ equity was $284.4 million at December 31, 2017, compared to $285.2 million at September 30, 2017 and $275.2 million at December 31, 2016.  Our leverage ratio was 10.26%, 10.48%, and 10.23%, respectively, for these periods.  Further, at December 31, 2017, our risk-adjusted capital ratio was 16.77% compared to 16.96% and 16.28% at September 30, 2017 and December 31, 2016, respectively.  Our common equity tier 1 ratio was 13.09% at December 31, 2017, compared to 13.26% at September 30, 2017 and 12.61% at December 31, 2016.  All of our capital ratios exceeded the threshold to be designated as “well-capitalized” under the Basel III capital standards.  The $4.0 million deferred tax re-measurement adjustment recorded in the fourth quarter of 2017 due to the Tax Act unfavorably impacted our common equity tier 1 and risk-adjusted capital ratio by approximately 26 basis points.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (Nasdaq: CCBG) is one of the largest publicly traded financial holding companies headquartered in Florida and has approximately $2.9 billion in assets.  We provide a full range of banking services, including traditional deposit and credit services, mortgage banking, asset management, trust, merchant services, bankcards and securities brokerage services.  Our bank subsidiary, Capital City Bank, was founded in 1895 and now has 60 banking offices and 73 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: the accuracy of the Company’s financial statement estimates and assumptions; legislative or regulatory changes, including the Dodd-Frank Act, Basel III, and the ability to repay and qualified mortgage standards; fluctuations in inflation, interest rates, or monetary policies; the effects of security breaches and computer viruses that may affect the Company’s computer systems or fraud related to debit card products; changes in consumer spending and savings habits; the Company’s growth and profitability; the strength of the U.S. economy and the local economies where the Company conducts operations; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the long-term impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes, especially changes that allow out of market competitors to compete in our markets; changes in accounting; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

USE OF NON-GAAP FINANCIAL MEASURES

We present a tangible common equity ratio and a tangible book value per diluted share that removes the effect of goodwill resulting from merger and acquisition activity.  We believe these measures are useful to investors because it allows investors to more easily compare our capital adequacy to other companies in the industry.

In our discussion of financial performance, we use core earnings for the fourth quarter and full year 2017.  We believe this measure will enhance the understanding of the Company’s core business and performance without the impact of the deferred tax re-measurement that was required with the enactment of  the Tax Act.

The GAAP to non-GAAP reconciliations are provided below.

(Dollars in Thousands, except per share data)		Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
TANGIBLE COMMON EQUITY RATIO
Shareowners' Equity (GAAP)		$284,425	$285,201	$281,513	$278,059	$275,168
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Shareowners' Equity (non-GAAP)	A	199,614	200,390	196,702	193,248	190,357
Total Assets (GAAP)		2,899,192	2,790,842	2,814,843	2,895,531	2,845,197
Less: Goodwill (GAAP)		84,811	84,811	84,811	84,811	84,811
Tangible Assets (non-GAAP)	B	$2,814,381	$2,706,031	$2,730,032	$2,810,720	$2,760,386
Tangible Common Equity Ratio (non-GAAP)	A/B	7.09%	7.41%	7.21%	6.88%	6.90%
Actual Diluted Shares Outstanding (GAAP)	C	17,071	17,045	17,025	16,979	16,949
Tangible Book Value per Diluted Share (non-GAAP)	A/C	$11.69	$11.76	$11.55	$11.38	$11.23

	Three Months Ended	Twelve Months Ended
(Dollars in Thousands, except per share data)	Dec 31, 2017	Dec 31, 2017
CORE EARNINGS
Net Income (GAAP)	$3	$10,863
Plus: Deferred Tax Re-Measurement	4,033	4,033
Net Income Core Earnings (non-GAAP)	4,036	14,896

Earnings Per Diluted Share (GAAP)	0.00	0.64
Plus: Deferred Tax Re-Measurement	0.24	0.24
Earnings Per Diluted Share Core Earnings (non-GAAP)	0.24	0.88

Average Assets	2,822,464	2,816,099
Average Shareowner's Equity	$288,051	$283,406

ROA (GAAP)	0.00%	0.39%
Plus: Deferred Tax Re-Measurement	0.57%	0.14%
Core Earnings ROA (non-GAAP)	0.57%	0.53%

ROE (GAAP)	0.00%	3.83%
Plus: Deferred Tax Re-Measurement	5.56%	1.43%
Core Earnings ROE (non-GAAP)	5.56%	5.26%

CAPITAL CITY BANK GROUP, INC.
EARNINGS HIGHLIGHTS
Unaudited

	Three Months Ended			Twelve Months Ended
(Dollars in thousands, except per share data)	Dec 31, 2017	Sep 30, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016
EARNINGS
Net Income	$3	$4,555	$3,296	$10,863	$11,746
Diluted Net Income Per Share	$0.00	$0.27	$0.20	$0.64	$0.69
PERFORMANCE
Return on Average Assets	0.00%	0.65%	0.48%	0.39%	0.43%
Return on Average Equity	0.00%	6.33%	4.70%	3.83%	4.22%
Net Interest Margin	3.45%	3.48%	3.34%	3.37%	3.25%
Noninterest Income as % of Operating Revenue	37.51%	37.94%	38.91%	38.41%	40.78%
Efficiency Ratio	77.50%	77.21%	83.23%	80.50%	85.34%
CAPITAL ADEQUACY
Tier 1 Capital	16.01%	16.19%	15.51%	16.01%	15.51%
Total Capital	16.77%	16.96%	16.28%	16.77%	16.28%
Tangible Common Equity (1)	7.09%	7.41%	6.90%	7.09%	6.90%
Leverage	10.26%	10.48%	10.23%	10.26%	10.23%
Common Equity Tier 1	13.09%	13.26%	12.61%	13.09%	12.61%
Equity to Assets	9.81%	10.22%	9.67%	9.81%	9.67%
ASSET QUALITY
Allowance as % of Non-Performing Loans	185.87%	203.39%	157.40%	185.87%	157.40%
Allowance as a % of Loans	0.80%	0.82%	0.86%	0.80%	0.86%
Net Charge-Offs as % of Average Loans	0.21%	0.10%	0.20%	0.14%	0.09%
Nonperforming Assets as % of Loans and ORE	0.67%	0.76%	1.21%	0.67%	1.21%
Nonperforming Assets as % of Total Assets	0.38%	0.45%	0.67%	0.38%	0.67%
STOCK PERFORMANCE
High	$26.01	$24.58	$23.15	$26.01	$23.15
Low	22.21	19.60	14.29	17.68	12.83
Close	$22.94	$24.01	$20.48	$22.94	$20.48
Average Daily Trading Volume	19,112	29,551	23,371	23,793	21,473

(1) Tangible common equity ratio is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, refer to page 5.

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2017				2016
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
ASSETS
Cash and Due From Banks	$58,419	$50,420	$72,801	$47,650	$48,268
Funds Sold and Interest Bearing Deposits	227,023	140,694	162,377	290,897	247,779
Total Cash and Cash Equivalents	285,442	191,114	235,178	338,547	296,047

Investment Securities Available for Sale	480,911	510,846	529,686	541,102	522,734
Investment Securities Held to Maturity	216,679	184,262	157,074	158,515	177,365
Total Investment Securities	697,590	695,108	686,760	699,617	700,099

Loans Held for Sale	4,817	7,800	8,213	7,498	10,886

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	218,166	215,963	213,544	214,595	216,404
Real Estate - Construction	77,966	67,813	67,331	59,938	58,443
Real Estate - Commercial	535,707	527,331	519,140	503,868	503,978
Real Estate - Residential	308,159	306,272	302,072	295,406	272,895
Real Estate - Home Equity	229,513	228,499	230,995	231,300	236,512
Consumer	278,622	273,670	269,539	268,921	262,735
Other Loans	3,747	9,311	17,057	9,586	8,614
Overdrafts	1,612	1,479	1,518	1,345	1,708
Total Loans, Net of Unearned Interest	1,653,492	1,630,338	1,621,196	1,584,959	1,561,289
Allowance for Loan Losses	(13,307)	(13,339)	(13,242)	(13,335)	(13,431)
Loans, Net	1,640,185	1,616,999	1,607,954	1,571,624	1,547,858

Premises and Equipment, Net	91,698	92,345	92,495	93,755	95,476
Goodwill	84,811	84,811	84,811	84,811	84,811
Other Real Estate Owned	3,941	5,987	7,968	9,501	10,638
Other Assets	90,708	96,678	91,464	90,178	99,382
Total Other Assets	271,158	279,821	276,738	278,245	290,307

Total Assets	$2,899,192	$2,790,842	$2,814,843	$2,895,531	$2,845,197

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$874,583	$870,644	$842,314	$836,011	$791,182
NOW Accounts	877,820	749,816	787,090	882,605	904,014
Money Market Accounts	239,212	249,964	265,032	263,080	252,800
Regular Savings Accounts	335,140	329,742	327,560	321,160	304,680
Certificates of Deposit	143,122	147,451	149,937	156,449	159,610
Total Deposits	2,469,877	2,347,617	2,371,933	2,459,305	2,412,286

Short-Term Borrowings	7,480	6,777	6,105	7,603	12,749
Subordinated Notes Payable	52,887	52,887	52,887	52,887	52,887
Other Long-Term Borrowings	13,967	15,047	15,631	16,460	14,881
Other Liabilities	70,556	83,313	86,774	81,217	77,226

Total Liabilities	2,614,767	2,505,641	2,533,330	2,617,472	2,570,029

SHAREOWNERS' EQUITY
Common Stock	170	170	170	170	168
Additional Paid-In Capital	36,674	35,892	35,522	34,859	34,188
Retained Earnings	273,829	275,013	271,646	268,934	267,037
Accumulated Other Comprehensive Loss, Net of Tax	(26,248)	(25,874)	(25,825)	(25,904)	(26,225)

Total Shareowners' Equity	284,425	285,201	281,513	278,059	275,168

Total Liabilities and Shareowners' Equity	$2,899,192	$2,790,842	$2,814,843	$2,895,531	$2,845,197

OTHER BALANCE SHEET DATA
Earning Assets	$2,582,922	$2,473,940	$2,478,546	$2,582,971	$2,520,053
Interest Bearing Liabilities	1,669,628	1,551,684	1,604,242	1,700,244	1,701,621

Book Value Per Diluted Share	$16.66	$16.73	$16.54	$16.38	$16.23
Tangible Book Value Per Diluted Share(1)	11.69	11.76	11.55	11.38	11.23

Actual Basic Shares Outstanding	16,989	16,966	16,964	16,954	16,845
Actual Diluted Shares Outstanding	17,071	17,045	17,025	16,979	16,949

(1) Tangible book value per diluted share is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, refer to page 5.

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Twelve Months Ended
	2017				2016	December 31,
(Dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2017	2016

INTEREST INCOME
Interest and Fees on Loans	$19,513	$19,479	$18,720	$18,005	$18,671	$75,717	$72,867
Investment Securities	2,520	2,416	2,169	2,042	1,949	9,147	7,183
Funds Sold	594	446	533	493	212	2,066	1,104
Total Interest Income	22,627	22,341	21,422	20,540	20,832	86,930	81,154

INTEREST EXPENSE
Deposits	590	530	388	281	224	1,789	879
Short-Term Borrowings	5	15	17	45	57	82	148
Subordinated Notes Payable	431	420	404	379	363	1,634	1,434
Other Long-Term Borrowings	112	115	117	99	129	443	728
Total Interest Expense	1,138	1,080	926	804	773	3,948	3,189
Net Interest Income	21,489	21,261	20,496	19,736	20,059	82,982	77,965
Provision for Loan Losses	826	490	589	310	464	2,215	819
Net Interest Income after Provision for Loan Losses	20,663	20,771	19,907	19,426	19,595	80,767	77,146

NONINTEREST INCOME
Deposit Fees	5,040	5,153	5,052	5,090	5,238	20,335	21,332
Bank Card Fees	2,830	2,688	2,870	2,803	2,754	11,191	11,221
Wealth Management Fees	2,172	2,197	2,073	1,842	1,773	8,284	7,029
Mortgage Banking Fees	1,410	1,480	1,556	1,308	1,392	5,754	5,192
Other	1,445	1,478	1,584	1,675	1,621	6,182	8,907
Total Noninterest Income	12,897	12,996	13,135	12,718	12,778	51,746	53,681

NONINTEREST EXPENSE
Compensation	15,740	16,349	16,292	16,496	16,699	64,877	64,984
Occupancy, Net	4,400	4,501	4,555	4,381	4,519	17,837	18,296
Other Real Estate, Net	355	(118)	315	583	343	1,135	3,649
Other	6,402	5,975	6,759	6,462	5,999	25,598	26,285
Total Noninterest Expense	26,897	26,707	27,921	27,922	27,560	109,447	113,214

OPERATING PROFIT	6,663	7,060	5,121	4,222	4,813	23,066	17,613
Income Tax Expense	6,660	2,505	1,560	1,478	1,517	12,203	5,867
NET INCOME	$3	$4,555	$3,561	$2,744	$3,296	$10,863	$11,746

PER SHARE DATA
Basic Net Income	$0.00	$0.27	$0.21	$0.16	$0.20	$0.64	$0.69
Diluted Net Income	0.00	0.27	0.21	0.16	0.20	0.64	0.69
Cash Dividend	$0.07	$0.07	$0.05	$0.05	$0.05	$0.24	$0.17
AVERAGE SHARES
Basic	16,967	16,965	16,955	16,919	16,809	16,952	16,989
Diluted	17,050	17,044	17,016	16,944	16,913	17,013	17,061

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND RISK ELEMENT ASSETS
Unaudited

						Twelve Months Ended
	2017				2016	December 31,
(Dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2017	2016

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$13,339	$13,242	$13,335	$13,431	$13,744	$13,431	$13,953
Provision for Loan Losses	826	490	589	310	464	2,215	819
Net Charge-Offs	858	393	682	406	777	2,339	1,341
Balance at End of Period	$13,307	$13,339	$13,242	$13,335	$13,431	$13,307	$13,431
As a % of Loans	0.80%	0.82%	0.81%	0.84%	0.86%	0.80%	0.86%
As a % of Nonperforming Loans	185.87%	203.39%	166.23%	160.70%	157.40%	185.87%	157.40%

CHARGE-OFFS
Commercial, Financial and Agricultural	$664	$276	$324	$93	$377	$1,357	$861
Real Estate - Construction	-	-	-	-	-	-	-
Real Estate - Commercial	42	94	478	71	70	685	349
Real Estate - Residential	126	125	44	116	120	411	899
Real Estate - Home Equity	48	50	0	92	38	190	450
Consumer	577	455	537	624	771	2,193	2,127
Total Charge-Offs	$1,457	$1,000	$1,383	$996	$1,376	$4,836	$4,686

RECOVERIES
Commercial, Financial and Agricultural	$113	$79	$40	$81	$50	$313	$337
Real Estate - Construction	-	50	-	-	-	50	-
Real Estate - Commercial	24	69	58	23	45	174	408
Real Estate - Residential	141	60	202	213	277	616	1,231
Real Estate - Home Equity	67	84	39	29	32	219	409
Consumer	254	265	362	244	195	1,125	960
Total Recoveries	$599	$607	$701	$590	$599	$2,497	$3,345

NET CHARGE-OFFS	$858	$393	$682	$406	$777	$2,339	$1,341

Net Charge-Offs as a % of Average Loans (1)	0.21%	0.10%	0.17%	0.10%	0.20%	0.14%	0.09%

RISK ELEMENT ASSETS
Nonaccruing Loans	$7,159	$6,558	$7,966	$8,298	$8,533
Other Real Estate Owned	3,941	5,987	7,968	9,501	10,638
Total Nonperforming Assets	$11,100	$12,545	$15,934	$17,799	$19,171

Past Due Loans 30-89 Days	$4,579	$5,687	$3,789	$3,263	$6,438
Past Due Loans 90 Days or More	-	-	-	-	-
Classified Loans	31,002	36,545	41,322	40,978	41,507
Performing Troubled Debt Restructuring's	$32,164	$33,427	$35,436	$36,555	$38,233

Nonperforming Loans as a % of Loans	0.43%	0.40%	0.49%	0.52%	0.54%
Nonperforming Assets as a % of
Loans and Other Real Estate	0.67%	0.76%	0.97%	1.11%	1.21%
Nonperforming Assets as a % of Total Assets	0.38%	0.45%	0.57%	0.61%	0.67%

(1) Annualized

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Fourth Quarter 2017			Third Quarter 2017			Second Quarter 2017				First Quarter 2017				Fourth Quarter 2016			Dec 2017 YTD			Dec 2016 YTD
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Loans, Net of Unearned Interest	$1,640,738	19,696	4.76%	$1,638,578	19,672	4.76%	$1,608,629		18,880	4.71%	$1,585,561		18,137	4.64%	$1,573,264	18,827	4.76%	$1,618,583	76,385	4.72%	$1,542,232	73,417	4.76%

Investment Securities
Taxable Investment Securities	602,353	2,263	1.50	588,518	2,150	1.45	591,825		1,898	1.28	600,528		1,784	1.20	614,560	1,726	1.12	595,790	8,095	1.36	586,284	6,317	1.08
Tax-Exempt Investment Securities	94,329	393	1.67	98,463	407	1.65	100,742		414	1.64	97,965		396	1.62	90,046	343	1.52	97,867	1,610	1.65	91,059	1,327	1.46

Total Investment Securities	696,682	2,656	1.52	686,981	2,557	1.48	692,567		2,312	1.34	698,493		2,180	1.26	704,606	2,069	1.17	693,657	9,705	1.40	677,343	7,644	1.13

Funds Sold	174,565	594	1.35	140,728	446	1.26	200,834		533	1.06	245,153		493	0.81	145,518	212	0.58	189,991	2,066	1.09	212,817	1,104	0.52

Total Earning Assets	2,511,985	$22,946	3.63%	2,466,287	$22,675	3.65%	2,502,030		$21,725	3.48%	2,529,207		$20,810	3.33%	2,423,388	$21,108	3.47%	2,502,231	$88,156	3.52%	2,432,392	$82,165	3.38%

Cash and Due From Banks	51,235			51,880			52,312				48,906				50,207			51,091			47,447
Allowance for Loan Losses	(13,524)			(13,542)			(13,662)				(13,436)				(14,017)			(13,541)			(14,080)
Other Assets	272,768			275,335			276,799				280,463				283,885			276,318			286,550

Total Assets	$2,822,464			$2,779,960			$2,817,479				$2,845,140				$2,743,463			$2,816,099			$2,752,309

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$782,133	$400	0.20%	$755,620	$339	0.18%	$806,621		$222	0.11%	$880,707		$134	0.06%	$782,518	$78	0.04%	$805,861	$1,094	0.14%	$779,764	$292	0.04%
Money Market Accounts	249,953	80	0.13	262,486	80	0.12	261,726		57	0.09	259,106		35	0.06	257,398	31	0.05	258,304	252	0.10	256,265	120	0.05
Savings Accounts	333,703	41	0.05	327,675	40	0.05	322,833		39	0.05	311,212		38	0.05	303,006	37	0.05	323,928	159	0.05	292,326	144	0.05
Time Deposits	145,622	69	0.19	148,652	71	0.19	152,811		70	0.18	158,289		74	0.19	161,859	78	0.19	151,301	284	0.19	168,741	323	0.19
Total Interest Bearing Deposits	1,511,411	590	0.16%	1,494,433	530	0.14%	1,543,991	-	388	0.10%	1,609,314	-	281	0.07%	1,504,781	224	0.06%	1,539,394	1,789	0.12%	1,497,096	879	0.06%

Short-Term Borrowings	8,074	5	0.25%	9,920	15	0.59%	8,957		17	0.75%	12,810		45	1.43%	14,768	57	1.54%	9,927	82	0.82%	36,762	148	0.40%
Subordinated Notes Payable	52,887	431	3.19	52,887	420	3.11	52,887		404	3.02	52,887		379	2.86	52,887	363	2.68	52,887	1,634	3.05	55,729	1,434	2.53
Other Long-Term Borrowings	14,726	112	3.01	15,427	115	2.95	16,065		117	2.93	14,468		99	2.77	17,473	129	2.93	15,174	443	2.92	23,880	728	3.05

Total Interest Bearing Liabilities	1,587,098	$1,138	0.29%	1,572,667	$1,080	0.28%	1,621,900		$926	0.23%	1,689,479		$804	0.20%	1,589,909	$773	0.20%	1,617,382	$3,948	0.25%	1,613,467	$3,189	0.20%

Noninterest Bearing Deposits	867,000			834,729			829,432				797,964				802,136			832,477			785,689
Other Liabilities	80,315			87,268			84,486				79,208				72,475			82,834			74,818

Total Liabilities	2,534,413			2,494,664			2,535,818				2,566,651				2,464,520			2,532,693			2,473,974

SHAREOWNERS' EQUITY:	288,051			285,296			281,661				278,489				278,943			283,406			278,335

Total Liabilities and Shareowners' Equity	$2,822,464			$2,779,960			$2,817,479				$2,845,140				$2,743,463			$2,816,099			$2,752,309

Interest Rate Spread		$21,808	3.33%		$21,595	3.37%			$20,799	3.25%			$20,006	3.14%		$20,335	3.27%		$84,208	3.27%		$78,976	3.18%

Interest Income and Rate Earned(1)		22,946	3.63		22,675	3.65			21,725	3.48			20,810	3.33		21,108	3.47		88,156	3.52		82,165	3.38
Interest Expense and Rate Paid(2)		1,138	0.18		1,080	0.17			926	0.15			804	0.13		773	0.13		3,948	0.16		3,189	0.13

Net Interest Margin		$21,808	3.45%		$21,595	3.48%			$20,799	3.33%			$20,006	3.21%		$20,335	3.34%		$84,208	3.37%		$78,976	3.25%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.